Velo3D Announces CFO Transition
Bernard Chung, VP of Finance, to Serve as Acting Chief Financial Officer
Campbell, Calif.—Sept. 26, 2023—Velo3D, Inc. (NYSE: VLD), a leading metal additive manufacturing technology company for mission-critical parts, today announced William McCombe has resigned as the company’s Chief Financial Officer, effective September 29, 2023, to pursue other career opportunities. Bernard Chung, Velo3D’s Vice President of Finance has been appointed Acting CFO, effective September 29, 2023. Mr. McCombe has agreed to stay on in a transition capacity through November 7, 2023 and will participate in the company’s third quarter earnings conference call on November 7, 2023.
“I want to thank Bill for his dedication and leadership over the last 3 years as he guided the company through the listing process and helped successfully grow Velo3D into one of the leading technology suppliers in the additive manufacturing industry,” said Benny Buller, CEO of Velo3D. “I wish Bill the best of luck in his future endeavors. I am also pleased to welcome Bernie as our Acting Chief Financial Officer and look forward to continuing to build on our 3-year partnership. Given his more than 20 years of finance experience, we expect a seamless transition as he takes on his new responsibilities.”
In his role as Vice President of Finance for Velo3D, Mr. Chung led the company’s accounting, finance, and SEC reporting teams. Prior to joining Velo3D, he served various finance management roles in the manufacturing, transportation, and technology industries. He also previously worked as director and audit manager for KPMG and is a Certified Public Accountant.
About Velo3D:
Velo3D is a metal 3D printing technology company. 3D printing—also known as additive manufacturing (AM)—has a unique ability to improve the way high-value metal parts are built. However, legacy metal AM has been greatly limited in its capabilities since its invention almost 30 years ago. This has prevented the technology from being used to create the most valuable and impactful parts, restricting its use to specific niches where the limitations were acceptable.
Velo3D has overcome these limitations so engineers can design and print the parts they want. The company’s solution unlocks a wide breadth of design freedom and enables customers in space exploration, aviation, power generation, energy, and semiconductor to innovate the future in their respective industries. Using Velo3D, these customers can now build mission-critical metal parts that were previously impossible to manufacture. The fully integrated solution includes the Flow print preparation software, the Sapphire family of printers, and the Assure quality control system—all of which are powered by Velo3D’s Intelligent Fusion manufacturing process. The company delivered its first Sapphire system in 2018 and has been a strategic partner to innovators such as SpaceX, Honeywell, Honda, Chromalloy, and Lam Research. Velo3D has been named as one of Fast Company’s Most Innovative Companies for 2023. For more information, please visit Velo3D.com, or follow the company on LinkedIn or Twitter.
Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1996. The Company’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect”, “estimate”,

“project”, “budget”, “forecast”, “anticipate”, “intend”, “plan”, “may”, “will”, “could”, “should”, “believes”, “predicts”, “potential”, “continue”, and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s goals for 2023 and the Company’s other expectations, hopes, beliefs, intentions, or strategies for the future. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. You should carefully consider the risks and uncertainties described in the documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Most of these factors are outside the Company’s control and are difficult to predict. The Company cautions not to place undue reliance upon any forward-looking statements, including projections, which speak only as of the date made. The Company does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based.
Velo, Velo3D, Sapphire, and Intelligent Fusion, are registered trademarks of Velo3D, Inc. Without Compromise, Flow and Assure, are trademarks of Velo3D, Inc.
All Rights Reserved © Velo3D, Inc.
Media Contact:
Dan Sorensen, Senior Director of Public Relations
press@velo3d.com
Investor Relations:
Bob Okunski, VP Investor Relations
investors@velo3d.com